UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2008

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, Zhone Technologies, Inc., or Zhone, received a notice of resignation from James Coulter resigning from Zhone’s Board of Directors, effective December 31, 2008. Mr. Coulter is a Class II Director whose term would otherwise have expired at Zhone’s 2009 annual meeting of stockholders. Mr. Coulter is also a member of Zhone’s Compensation and Corporate Governance and Nominating Committees. Zhone does not believe that Mr. Coulter’s resignation is the result of any disagreement with Zhone on any matter relating to its operations, policies or practices. Zhone does not intend to fill the vacancy on the Board of Directors created by Mr. Coulter’s resignation at this time, but may nominate a replacement for election at its 2009 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008	Zhone Technologies, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer